KAMAN CORPORATION
AMENDED AND RESTATED BYLAWS
ARTICLE I
Offices
1.    The principal office of this corporation shall be at such place within or without the Town of Bloomfield in the State of Connecticut as the Board of Directors of the corporation (the “Board of Directors” or the “Board”) shall from time to time designate. The corporation may have such other offices within or without the State of Connecticut as the Board of Directors may from time to time determine or as the activities of the corporation may require.
ARTICLE II
Meetings of Stockholders
1.PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office or place of business of the corporation, or at such place within or without the State of Connecticut as from time to time may be designated by resolution of the Board of Directors.

2.ANNUAL MEETINGS. The annual meetings of the stockholders shall be held on such day, other than a legal holiday, in the month of March or April of each year and at such time and place as may be designated by the Board of Directors. The purpose of such meeting shall be the election of directors by ballot and the transaction of such other business as may properly come before such meeting. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these bylaws or otherwise lawfully held.

3.NOTICE OF ANNUAL MEETING. A notice setting out the day, hour and place of such annual meeting shall be mailed, postage prepaid, to each stockholder of record at the stockholder’s address as the same appears on the stock transfer and registration records of the corporation or its agent, or if no such address appears, at the stockholder’s last known address, not less than ten (10) days nor more than sixty (60) days before such annual meeting. Such notice shall also state any proposed amendment or repeal of these bylaws and any other proposed matter other than the election of directors which, under the Connecticut Business Corporation Act (“CBCA”), expressly requires the vote of stockholders.

4.SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chief Executive Officer or by majority vote of the Board of Directors. A special meeting of the stockholders shall be called by the Chief Executive Officer upon the written request of one (l) or more stockholders holding in the aggregate at least thirty-five percent (35%) of the total number of shares entitled to vote on any issue proposed to be considered at such meeting upon their delivery to the Secretary of one (l) or more written demands for the special meeting describing the purpose or purposes for which it is to be held. The Secretary shall mail a notice of such meeting to each stockholder of record not less than ten (10) days nor more than sixty (60) days before such meeting, and such notice shall state the day, hour and place of such meeting and the purpose thereof.

5.ADJOURNMENT OF STOCKHOLDERS’ MEETING. If an annual or special stockholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under Section 33- 701 of the CBCA, however, notice of the adjourned meeting must be given under these bylaws to persons who are stockholders as of the new record date.

6.WAIVER OF NOTICE.

(a)A stockholder may waive any notice required by the CBCA, the amended and restated certificate of incorporation of the corporation (the “Certificate of Incorporation”) or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the stockholder entitled to notice and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b)A stockholder’s attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

7.STOCKHOLDER ACTION WITHOUT MEETING.

(a)Any action which, under the provisions of the CBCA, may be taken at a meeting of stockholders may be taken without a meeting by one or more consents in writing, setting forth the action so taken or to be taken, bearing the date of signature and signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys. The Secretary shall file such consent or consents, or certify the tabulation of such consents and file such certificate, with the minutes of the meetings of the stockholders. Any consent or consents that become effective as provided herein shall have the same force and effect as a vote of stockholders at a meeting duly held.

(b)If not otherwise fixed under Section 33-701 of the CBCA or in accordance with Section 12 of this Article II, the record date for determining the stockholders entitled to take action without a meeting shall be the first date on which a signed written consent is delivered to the corporation. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date appearing on a consent delivered to the corporation in the manner required by this section, written consents signed by all other stockholders entitled to vote on the matter are received by the corporation. A written consent may be revoked by a writing to that effect delivered to the corporation before unrevoked written consents sufficient to take the corporate action are delivered to the corporation.

8.QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the CBCA or the Certificate of Incorporation otherwise provides, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

9.PROXIES.

(a)A stockholder may vote each stockholder’s shares in person or by proxy.

(b)A stockholder may appoint a proxy to vote or otherwise act for such stockholder by signing an appointment form or by an electronic transmission of the appointment, either personally or by such stockholder’s agent or attorney-in-fact. An electronic transmission of the appointment must contain or be accompanied by information from which one can determine that a stockholder or his agent or attorney-in-fact authorized the electronic transmission.

(c)An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment that conforms with the requirements of subsection (b) of this section is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. A photographic or similar reproduction of an appointment, or a telegram, cablegram, facsimile transmission, wireless or similar transmission of an appointment, received by such person shall be sufficient to effect such appointment. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.

(d)An appointment of a proxy is revocable by the stockholder unless the appointment form or electronic transmission of the appointment conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of (i) a pledgee; (ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the corporation who extended it credit under the terms requiring the appointment; (iv) an employee of the corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under Section 33-716 of the CBCA.

(e)The death or incapacity of the stockholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

(f)An appointment made irrevocable under subsection (d) of this Section 9 is revoked when the interest with which it is coupled is extinguished.

(g)A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if such transferee did not know of its existence when such transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. The Secretary or other officer or agent authorized to tabulate votes may require such transferee to represent such transferee’s lack of knowledge of such irrevocable appointment and may rely on such representation.

(h)Subject to Section 33-708 of the CBCA and to any express limitation on the proxy’s authority stated in the appointment form or electronic transmission of the appointment, the corporation is entitled to accept the proxy’s vote or other action as that of the stockholder making the appointment.

10.NUMBER OF VOTES OF EACH STOCKHOLDER. Except as otherwise provided in the Certificate of Incorporation, each stockholder, whether represented in person or by proxy, shall be entitled to one (l) vote for each share of stock standing in such stockholder’s name on the books of the corporation on the record date.

11.VOTING. In the election of directors and in voting on any question on which a vote by ballot is required by law or is demanded by any stockholder, the voting shall be by ballot; on all other questions it may be viva voce.

12.RECORD DATE. For the purpose of determining which stockholders are entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or which stockholders are entitled to receive payment of any dividend or for any other proper purpose, the Board of Directors, and in the absence of its action the Secretary of the corporation or any other person lawfully acting, shall set a record date which shall not be any earlier than the date on which the Board of Directors, the Secretary or such other authorized party acts to set such record date and no more than seventy (70) nor less than ten (10) days before the particular meeting or event requiring such determination of stockholders is to occur.

13.ADVANCE NOTIFICATION OF BUSINESS TO BE TRANSACTED AT MEETINGS OF STOCKHOLDERS. To be properly brought before the annual or any special meeting of the stockholders, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) solely in the case of the annual meeting, otherwise properly brought before the meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to notice of and to vote at an annual meeting and (ii) who complies with the advance notice procedures set forth in this Section 13.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.
To be timely, a stockholder’s written notice to the Secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation (i) in connection with the 2020 annual meeting of stockholders, not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of the stockholders and (ii) following the 2020 annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of the stockholders; provided, however, that if the date of the annual meeting is advanced more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission), whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary of the corporation must set forth (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment), and the reasons for conducting such business at the meeting and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the corporation that are owned beneficially or of record by such person and any affiliates of such person, (B) the name of each nominee holder of all shares of stock of the corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to stock of the corporation (the information in this clause (b)(ii), the “Ownership Information”), (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with (A) the corporation or (B) the proposal of such business by such stockholder and any material interest of such stockholder in such business, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by such person with respect to the proposed business to be brought before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.
A person providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting and such update and supplement must be received by the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed.
Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual or any special meeting of the stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 13; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any such business. The officer of the corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 13, and if such officer shall so determine, such officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.
Nothing contained in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

14.ADVANCE NOTIFICATION OF NOMINATION OF DIRECTORS. Nominations of persons for election to the Board of Directors may be made at any annual meeting of the stockholders,

or at any special meeting of the stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the advance notice procedures set forth in this Section 14 or (c) in the case of an annual meeting, by any Eligible Stockholder (as defined in Section 15(d) of this Article II) who complies with the procedures set forth in Section 15 of this Article II.
In addition to any other applicable requirements, for a nomination to be properly made by a stockholder pursuant to clause (b) of the first paragraph of this Section 14, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.
To be timely, a stockholder’s written notice to the Secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation (x) (i) in the case of the 2020 annual meeting, not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of the stockholders and (ii) in the case of an annual meeting following the 2020 annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of the stockholders; provided, however, that if the date of the annual meeting is advanced more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission), whichever first occurs; and (y) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission). In no event shall the adjournment or postponement of an annual meeting or a special meeting of stockholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary of the corporation must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the Ownership Information, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and address of such stockholder proposing such nomination, (ii) the Ownership Information, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a description of any material interest of such person or any affiliates of such person in the nomination, including any anticipated benefit therefrom to such person or any affiliates of such person, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected and the completed and signed written representation and agreement (executed by the proposed nominee in the form provided by the Secretary of the corporation upon written request) required pursuant to Section 2(b) of Article III hereof.
A person providing notice of any nomination proposed to be made at an annual meeting or special meeting of stockholders called for the purpose of electing directors shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of and to vote at such annual meeting or special meeting, and such update and supplement must be received by the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or special meeting and the date notice of the record date is first publicly disclosed. The corporation may require any proposed nominee to furnish such other information (which may include meetings to discuss the furnished information) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.
Except as may be otherwise provided in the Certificate of Incorporation with respect to the rights, if any, of the holders of shares of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this Section 14. The officer of the corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the provisions of this Section 14, and if such officer shall also determine, such officer shall so declare to the meeting that any such defective nomination shall be disregarded.

15.PROXY ACCESS FOR DIRECTOR NOMINATIONS.

(a)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2020 annual meeting of stockholders), subject to the provisions of this Section 15, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder (as defined in Section 15(d) of this Article II) pursuant to and in accordance with this Section 15 (a “Stockholder Nominee”). For purposes of this Section 15, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 15(h) of this Article II). For the avoidance of doubt, nothing in this Section 15 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the corporation pursuant to this Section 15. Subject to the provisions of this Section 15, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.

(b)In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 15, the Eligible Stockholder must have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the corporation’s proxy materials pursuant to this Section 15. To be timely, a Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, the Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the corporation not more than one hundred sixty-five (165) days prior to the date of such annual meeting and not later than the close of business on the later of (x) the one hundred thirty-fifth (135th) day prior to the date of such annual meeting or (y) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 15.

(c)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 15(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 15 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as Owned (as defined in Section 15(e) of this Article II) in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 15, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 15 for any meeting of stockholders for which the Secretary receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (b) of the first paragraph of Section 14 of this Article II.

(d)An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the corporation equal to no less than the Required Shares (as defined below), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 15. “Required Shares” means a number of shares of common stock of the corporation that represents at least three percent (3%) of the outstanding shares of common stock of the corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the corporation in accordance with this Section 15. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 15 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e)For purposes of this Section 15, a stockholder shall be deemed to “Own” and have “Ownership” of only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (x) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (y) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for these purposes shall be decided by the Board of Directors.

(f)To be in proper written form, a Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i)a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;

(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the corporation, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of nomination made pursuant to clause (b) of the first paragraph of Section 14 of this Article II;

(v)a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 15, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 15 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii)in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 15 (including withdrawal of the nomination); and

(viii)in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)In addition to the information required or requested pursuant to Section 15(f) or any other provision of these bylaws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 15 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.

(h)For each of its Stockholder Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement for inclusion in the corporation’s proxy materials, not to exceed five hundred (500) words, in support of such Stockholder Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of each of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 15, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i)In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the corporation if the Eligible Stockholder ceases to Own a number of shares of the corporation’s common stock at least equal to the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 15(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 15).

(j)Notwithstanding anything to the contrary contained in this Section 15, the corporation shall not be required to include in its proxy materials, pursuant to this Section 15, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 15 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 15, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(l)Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 15 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to clause (b) of the first paragraph of Section 14 of this Article II.

(m)This Section 15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials.
ARTICLE III
Directors
1.NUMBER AND TERM OF OFFICE. The property, business and affairs of the corporation shall be managed by or under the direction of a Board of Directors composed of that number of directors as shall be specified as provided in Article SEVENTH of the Certificate of Incorporation. Directors shall be elected by ballot by the stockholders and shall hold office as provided in Article

SEVENTH of the Certificate of Incorporation. Directors need not be stockholders.

2.ELECTION; ELIGIBILITY.

(a)Except in a contested election, a nominee for director shall be elected to the Board of Directors if the number of shares voted “for” such nominee’s election exceeds fifty percent (50%) of the number of votes cast with respect to such nominee’s election at a duly called meeting for the election of directors at which a quorum is present. “Votes cast” include votes “for” and “against”, but exclude abstentions and broker non-votes with respect to that nominee’s election. In the event of a contested election of directors, directors shall be elected by a plurality of the votes cast at any duly called meeting for the election of directors at which a quorum is present. A “contested election” shall mean any election of directors in which the number of nominees for election as directors exceeds the number of directors to be elected.

(b)In order to be eligible for election or re-election as a director of the corporation, a person must deliver to the Secretary of the corporation at the principal executive offices of the corporation a written representation and agreement that such person (a) is not and will not become a party to (i) any arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of business conduct, corporate governance guidelines, securities trading policies and any other policies or guidelines of the corporation applicable to directors and (d) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

3.VACANCIES. Any vacancy in the Board of Directors by reason of death, resignation or other cause may be filled as provided by Article SEVENTH of the Certificate of Incorporation.

4.POWERS OF DIRECTORS. The directors shall have the general management and control of the property, business and affairs of this corporation and shall exercise all the powers that may be exercised or performed by this corporation under the CBCA, the Certificate of Incorporation and these bylaws.

5.PLACE OF MEETINGS. The directors may hold their meetings at such place or places within or without the State of Connecticut as the Board may from time to time determine.

6.REGULAR MEETINGS. A meeting of the directors for the election of officers and the transaction of any other business that may come before such meeting shall be held with or without notice immediately following each annual meeting of the stockholders at the place designated therefor. Other regular meetings of the Board of Directors may be scheduled at any meeting of the Board, duly called and held, and such regular meetings may be held with or without notice.

7.OTHER MEETINGS. Other meetings of the directors may be held whenever the President or a majority of the directors may deem it advisable, notice of the date, time and place thereof to be mailed or given orally, by facsimile or by electronic mail to each director at least two (2) days prior to such meeting. Any such notice shall be effective in accordance with Section 603 of the CBCA.

8.WAIVER OF NOTICE. A director may waive any notice required by the CBCA, the Certificate of Incorporation or these bylaws before or after the date and time stated in the notice. Except as provided in the next sentence of this Section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

9.DIRECTORS’ CONSENT.

(a)Any action required or permitted by the CBCA to be taken by the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken or to be taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

(b)Action taken under this Section 9 is effective when the last director signs the consent, unless the consent specifies a different effective date. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the corporation prior to delivery to the corporation of unrevoked written consents signed by all the directors.

(c)A consent signed under this Section 9 has the effect of action taken at a meeting of the Board of Directors and may be described as such in any document.

10.QUORUM. A majority of the number of directors fixed from time to time by the Board of Directors pursuant to Section D of Article Seventh of the Certificate of Incorporation and Section 1 of this Article III shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but any number less than a quorum may adjourn such meeting to a specified date. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors.

11.COMPENSATION OF DIRECTORS. Directors may receive such compensation or salary for their services as determined by resolution of the Board of Directors, including but not limited to a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board and any committee of the Board. Any director may also serve the corporation in any other capacity and receive compensation therefor.

12.COMMITTEES. The Board of Directors may, by resolution adopted by the affirmative vote of directors constituting a majority of the entire Board of Directors, create one or more committees comprising in each case two (2) or more directors, which committee or committees shall have and may exercise all such authority of the Board as may be delegated to it in such resolution or thereafter by similar resolution, provided, however, that a committee may not (i) authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (ii)

approve or propose to stockholders action that the CBCA requires to be approved by the stockholders; (iii) fill vacancies on the Board of Directors or on any of its committees; or (iv) adopt, amend or repeal these bylaws. Any such committee shall conduct its meetings or other actions in accordance with the notice, waiver of notice, action by written consent and quorum provisions as apply to the Board of Directors under Sections 6, 7, 8, 9 and 10 of this Article III. The Board of Directors may appoint one or more directors as alternate members of any committee to replace any absent or disqualified member during the member’s absence or disqualification.

13.DIRECTOR EMERITUS. The Board of Directors may, from time to time, appoint any former director of the corporation who shall have retired from the Board for reasons of age, health or similar reasons, as Director Emeritus of the corporation. A Director Emeritus shall be entitled to attend such meetings of the directors and be compensated therefor as the Board may determine.

14.VICE CHAIRMAN. The Board of Directors may, from time to time, appoint a Vice Chairman of the Board of Directors from among the then serving members of the Board who, in the absence or incapacity of the Chairman, shall have the powers and responsibilities of the Chairman with respect to meetings of the Board of Directors and of the stockholders and shall also assist the Chairman with respect to meetings of the Board of Directors and of the stockholders as the Chairman may request. The position of Vice Chairman shall not be a corporate office or carry with it any of the powers or responsibilities of any corporate office of the corporation, however, the same individual may simultaneously serve as Vice Chairman and as a corporate officer of the corporation. The Vice Chairman shall serve for a term of one year and until his or her successor is duly appointed and qualified but may be removed by the Board of Directors at any time with or without cause and with or without notice or hearing. The Vice Chairman may be compensated for his or her services as such as the Board may determine.

15.MANDATORY RETIREMENT AGE. Unless otherwise authorized in writing by the Board of Directors, the mandatory retirement age for a director shall be age seventy-two (72). Directors serving on November 14, 2000 shall be eligible to serve until age seventy-five (75).
ARTICLE IV
Officers
1.GENERAL. The Board of Directors shall elect a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, and may from time to time appoint such other officers as the Board deems expedient. Any two (2) or more offices may be held by the same person. The duties of officers of the corporation shall be such as are prescribed by these bylaws and as may be prescribed by the Board.

2.CHAIRMAN. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors.

3.CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general control and management of the corporation’s business and affairs, subject to the direction of the Board of Directors. Unless the Board of Directors otherwise determines, the Chairman shall be the Chief Executive Officer. If the Chairman is not the Chief Executive Officer, then, in the absence or disability of the Chairman, the Chief Executive Officer shall perform the duties and have the power of the Chairman.

4.PRESIDENT. The President shall perform all duties incident to the office of President and shall have full authority and responsibility for the operation of the business of the corporation, subject to the direction of the Board of Directors and the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, the President shall perform the duties and have the power of the Chief Executive Officer. The President shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

5.VICE PRESIDENT. Any Vice President shall have the powers and perform such duties as may be assigned to him or her or by the Board of Directors or the Chief Executive Officer.

6.SECRETARY. The Secretary shall keep a record of the minutes of the proceedings of all meetings of stockholders and directors and shall issue all notices required by law or by these bylaws, and he or she shall discharge all other duties required of such officer by law or designated from time to time by the Board of Directors or by the Chief Executive Officer or as are incident to the office of Secretary. The Secretary shall have the custody of the seal of this corporation and all books, records and papers of this corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by a resolution of the Board of Directors.

7.TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, keep full and accurate accounts of receipts and disbursements and books belonging to the corporation, deposit all moneys and valuable effects in the name and to the credit of the corporation in depositories approved by the Board of Directors, and, in general, perform such other duties as may from time to time be assigned to him or her by the Board of Directors or by the Chief Executive Officer or as are incident to the office of Treasurer.

8.TERM OF OFFICE. Each of such officers shall serve for the term of one year and until his or her successor is duly appointed and qualified, but any officer may be removed by the Board of Directors at any time with or without cause and with or without notice or hearing. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.

9.COMPENSATION. The compensation of all officers shall be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board.
ARTICLE V
Capital Stock; Stock Certificates; Transfer of Stock
1.CAPITAL STOCK; STOCK CERTIFICATES. The shares of the corporation’s capital stock may be certificated or uncertificated, as provided under the laws of the State of Connecticut. Except as otherwise provided by law, the rights and obligations of stockholders are identical whether or not their shares are represented by certificates. Each stockholder, upon written request to the corporation or its transfer agent, shall be entitled to a certificate of the capital stock of the corporation in such form, not inconsistent with law and the Certificate of Incorporation, as shall be authorized or adopted by the Board of Directors. Each certificate shall be consecutively numbered and shall set forth upon its face as at the time of issue: the name of this corporation; a statement that this corporation is organized under the laws of the State of Connecticut; the name of the person to whom issued; the number of shares represented thereby; and the par value of each such share. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the corporation. Any or all of the signatures on a certificate may be a facsimile. If any person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

2.RULES AND REGULATIONS. The Board of Directors may appoint one or more transfer agents for the corporation’s capital stock and may make, or authorize such agent or agents to make, all such rules and regulations as are expedient governing the issue, transfer and registration of shares of the capital stock of the corporation and any certificates representing such shares.

3.TRANSFERS. The capital stock of the corporation shall be transferred only upon the books of the corporation either (a) if such shares are certificated, by the surrender to the corporation or its transfer agent of the old stock certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or (b) if such shares are uncertificated, upon proper instructions from the holder thereof, in each case with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Prior to due presentment for registration of transfer of a security (whether certificated or uncertificated), the corporation shall treat the registered owner of such security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all the rights and powers of such security.
ARTICLE VI
Seal
1.The seal of the corporation shall have inscribed thereon the name of the corporation, the word “Seal” and the word “Connecticut”, and shall be in the custody of the Secretary.
ARTICLE VII
Fiscal Year
1.The fiscal year of the corporation shall commence on January 1.
ARTICLE VIII
Amendments
1.These bylaws may be adopted, amended or repealed at any validly called and convened meeting of the Board of Directors by the affirmative vote of directors holding a majority of the number of directorships at the time or by the unanimous written consent of the Board of Directors as provided in Article III, Section 9 of these bylaws. Any notice of a meeting of the Board of Directors at which bylaws are to be adopted, amended or repealed shall include notice of such proposed action.